Exhibit 99

Verizon Communications Inc.

Selected Consolidated Financial Information

Note:

In order to comply with regulatory conditions related to the acquisition of Alltel Corporation in January 2009, Cellco Partnership d/b/a Verizon Wireless divested overlapping properties in 105 operating markets in 24 states during the first half of 2010. In addition, on July 1, 2010, certain of Verizon Communications Inc.’s (Verizon) local exchange and related landline assets in 14 states were spun off.

As a convenience to investors who may want to consider the effects of these transactions, we are making available unaudited selected consolidated financial information for the past six quarters excluding the results associated with these divested properties from our consolidated operating results. This information is also posted to the Verizon Investor Relations website at www.verizon.com/investor.

				(dollars in millions)
	2009				2010
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter

Operating Revenues
Domestic Wireless	$14,690	$15,029	$15,331	$15,275	$15,312	$15,697
Wireline	10,640	10,563	10,667	10,581	10,375	10,277
Other	(67)	(81)	(64)	(53)	(52)	(330)

Total Operating Revenues	25,263	25,511	25,934	25,803	25,635	25,644

Operating Expenses
Cost of services and sales	9,987	10,146	10,685	12,193	10,411	11,971
Selling, general & administrative expense	7,249	7,543	7,778	9,024	7,372	8,006
Depreciation and amortization expense	3,811	3,870	3,945	4,022	3,916	3,968

Total Operating Expenses	21,047	21,559	22,408	25,239	21,699	23,945

Operating Income	$4,216	$3,952	$3,526	$564	$3,936	$1,699
Operating Income Margin %	16.7	15.5	13.6	2.2	15.4	6.6

Adjusted EBITDA	$8,027	$7,822	$7,471	$4,586	$7,852	$5,667
Adjusted EBITDA Margin %	31.8	30.7	28.8	17.8	30.6	22.1

Verizon Communications Inc.

Selected Consolidated Financial Information - Reconciliations

Note:

In order to comply with regulatory conditions related to the acquisition of Alltel Corporation in January 2009, Cellco Partnership d/b/a Verizon Wireless divested overlapping properties in 105 operating markets in 24 states during the first half of 2010. In addition, on July 1, 2010, certain of Verizon Communications Inc.’s (Verizon) local exchange and related landline assets in 14 states were spun off.

As a convenience to investors who may want to consider the effects of these transactions, we are making available unaudited selected consolidated financial information for the past six quarters excluding the results associated with these divested properties from our consolidated operating results. This information is also posted to the Verizon Investor Relations website at www.verizon.com/investor.

					(dollars in millions, except per share amounts)
	2009				2010
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter

Operating Revenues, Reported	$26,591	$26,861	$27,265	$27,091	$26,913	$26,773
Less: Impact of Divested Operations	1,328	1,350	1,331	1,288	1,278	1,129

Adjusted Operating Revenues	25,263	25,511	25,934	25,803	25,635	25,644

Cost of Services and Sales, Reported	10,308	10,481	10,996	12,514	10,717	12,239
Less: Impact of Divested Operations	321	335	311	321	306	268

Adjusted Cost of Services and Sales	9,987	10,146	10,685	12,193	10,411	11,971

Selling, General & Administrative Expense, Reported	7,561	7,871	8,111	9,407	7,724	8,319
Less: Impact of Divested Operations	312	328	333	383	352	313

Adjusted Selling, General & Administrative Expense	7,249	7,543	7,778	9,024	7,372	8,006

Depreciation and Amortization Expense, Reported	4,028	4,091	4,172	4,241	4,121	4,176
Less: Impact of Divested Operations	217	221	227	219	205	208

Adjusted Depreciation and Amortization Expense	3,811	3,870	3,945	4,022	3,916	3,968

Operating Income, Reported	4,694	4,418	3,986	929	4,351	2,039
Less: Impact of Divested Operations	478	466	460	365	415	340

Adjusted Operating Income	$4,216	$3,952	$3,526	$564	$3,936	$1,699
Adjusted Operating Income Margin %	16.7	15.5	13.6	2.2	15.4	6.6

Consolidated EBITDA
Net Income	$3,210	$3,160	$2,887	$1,101	$2,284	$1,547
Add/Subtract:
Provision/(Benefit) for Income Taxes	740	610	574	(714)	1,565	(49)
Interest Expense	925	787	704	686	680	679
Other Income/(Expense), net	(53)	(11)	(13)	(13)	(45)	(17)
Equity in Earnings of Unconsolidated Businesses	(128)	(128)	(166)	(131)	(133)	(121)

Operating Income	4,694	4,418	3,986	929	4,351	2,039
Add: Depreciation and Amortization Expense, Reported	4,028	4,091	4,172	4,241	4,121	4,176

Consolidated EBITDA	8,722	8,509	8,158	5,170	8,472	6,215
Less: Impact of Divested Operations	695	687	687	584	620	548

Adjusted EBITDA	$8,027	$7,822	$7,471	$4,586	$7,852	$5,667
Adjusted EBITDA Margin %	31.8	30.7	28.8	17.8	30.6	22.1

Earnings (Loss) Per Share	$0.58	$0.52	$0.41	$(0.23)	$0.14	$(0.07)

Selected Items Included in Earnings Per Share:
Merger Integration and Acquisition Related Charges	$0.05	$0.02	$0.04	$0.02	$0.01	$0.06
Access Line Spin-Off and Other Charges	—	—	0.02	0.09	0.04	0.04
Severance, Pension, and Benefit Charges	—	0.09	0.13	0.66	0.03	0.52
Medicare Part D Subsidy Charges	—	—	—	—	0.34	—
Deferred Revenue Adjustment	—	—	—	—	—	0.03
Impact of Divested Operations	(0.09)	(0.08)	(0.08)	(0.06)	(0.07)	(0.06)

Total Selected Items Included in Earnings (Loss) Per Share	$(0.04)	$0.03	$0.11	$0.71	$0.35	$0.59